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                                                                     Exhibit 4.2

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This Amendment No. 1 to Rights Agreement (the "Amendment") dated as of November 9, 2004, between The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association, organized and existing under the laws of the United States (the "Rights Agent");

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") declared that a dividend of one right for each share of this Company's Common Stock, par value $0.001 per share (the "Common Stock"), be distributed to holders of record of the Common Stock issued and outstanding at the close of business on July 26, 2004 (the "Rights"), each Right representing the right to purchase one one-hundredth of a share of Series A Participating Preferred Stock upon the terms and subject to the conditions set forth in the form of Stockholder Rights Agreement dated July 13, 2004 adopted by the Company (the "Rights Agreement");

     WHEREAS, Section 27 of the Rights Agreement permits the Board of Directors, prior to the Distribution Date, to supplement or amend the Rights Agreement without the approval of any holders of Rights or Common Stock in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to the Rights which the Board of Directors may deem necessary or desirable;

     WHEREAS, on November 9, 2004, the Board of Directors authorized and approved this Amendment to the Rights Agreement, to be effective as of the date hereof; and

     WHEREAS, on November 9, 2004 the Board of Directors ratified, reconfirmed and re-approved the form, terms and provisions of the Rights Agreement, as amended hereby;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Section 7(b)(ii) of the Rights Agreement is hereby amended by deleting such clause in its entirety and substituting therefor the following: "[intentionally omitted]."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

 THE GREENBRIER COMPANIES, INC.

 By:  /s/ Norriss M. Webb
      ------------------------------------------------
          Norriss M. Webb

 Title:   Executive Vice President


 EQUISERVE TRUST COMPANY, N.A.

 By:  /s/ Thomas F. McDonough
      ------------------------------------------------
          Thomas F. McDonough

 Title:   Assistant Vice President